STATEMENT CONFIRMING SIGNATORY AUTHORITY

The undersigned reporting person has authorized and designated

William A. Smith, Jr., Carole M. Anderson, Christina J.

Sabatino, any one of them acting individually, to execute, for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Graham Corporation (the

"Company"), Forms 3, 4, and 5 and any amendments thereto in

accordance with Section 16(a) of the Securities Exchange Act of

1934 and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4,

and 5 with respect to the undersigned's holdings of and

transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing authorized signatories.

The undersigned acknowledges that the foregoing authorized

signatories, in serving in such capacity at the request of the undersigned, are not assuming, nor is Graham Corporation

assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

  /s/ James J. Malvaso

  James J. Malvaso

July 11, 2003